Exhibit 99.1

Consolidated Financial Statements and
Report of Independent Certified Public
Accountants

Future Infrastructure Holdings, LLC and
Subsidiaries

December 31, 2020 and 2019

grant thornton llp 1717 Main Street Suite 1800 Dallas, TX 75201 D +1 214 561 2300 F +1 214 561 2370

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members

Future Infrastructure Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of Future Infrastructure Holdings, LLC and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Future Infrastructure Holdings, LLC and subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Dallas, Texas
March 9, 2021

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

	2020	2019
ASSETS

CURRENT ASSETS
Cash	$8,345,919	$6,572,608
Accounts receivable, net of allowance for doubtful accounts of $836,298 and $700,000, respectively	69,125,712	60,545,140
Costs and profits in excess of billings	37,611,244	25,241,942
Prepaid expenses and other assets	4,730,595	4,189,157

Total current assets	119,813,470	96,548,847

Property and equipment, net	61,842,235	57,647,845
Other long-term assets	281,603	330,805
Intangible assets, net	6,503,009	6,683,009
Goodwill, net	94,588,100	62,325,406

Total assets	$283,028,417	$223,535,912

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$9,727,181	$10,162,263
Accrued liabilities	8,066,203	3,800,805
Billings in excess of costs and profits	8,324,292	5,429,893
Current portion of long-term debt	14,619,396	8,471,431
Other liabilities	-	171,427
Accrued state taxes	467,500	309,597

Total current liabilities	41,204,572	28,345,416

Contingent consideration	7,500,000	-
Other long-term liabilities	1,365,591	-
Long-term debt, less current portion, net	169,730,470	139,211,155

Total liabilities	219,800,633	167,556,571

Members’ equity	63,227,784	55,979,341

Total liabilities and members’ equity	$283,028,417	$223,535,912

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31,
	2020	2019
Net sales	$295,787,218	$275,748,936
Cost of sales	241,763,436	217,610,147
Gross profit	54,023,782	58,138,789

Selling, general and administrative expenses	24,197,722	21,423,669
Acquisition costs	3,399,894	1,162,936
Amortization	10,724,266	8,614,235
Management fees	1,746,669	1,363,797
Income from operations	13,955,231	25,574,152

Other expenses:
Other (income) expense, net	(793,945)	(259,037)
Interest expense	9,271,902	10,365,581
Income before income taxes	5,477,274	15,467,608

State income tax expense	153,466	476,183

Net income	$5,323,808	$14,991,425

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Years ended December 31, 2020 and 2019
			Retained
			Earnings	Total
	Class A Common Units		(Accumulated	Members’
	Shares	Amount	Deficit)	Equity
Balance at January 1, 2019	26,195,083	$57,770,075	$(19,053,891)	$38,716,184

Issuance of common units in acquisition	273,224	2,500,000	-	2,500,000

Cash distributions	-	-	(228,268)	(228,268)

Net income	-	-	14,991,425	14,991,425

Balance at December 31, 2019	26,468,307	60,270,075	(4,290,734)	55,979,341

Issuance of common units in acquisition	594,804	6,250,000	-	6,250,000

Cash distributions	-	-	(4,325,365)	(4,325,365)

Net income	-	-	5,323,808	5,323,808

Balance at December 31, 2020	27,063,111	$66,520,075	$(3,292,291)	$63,227,784

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2020	2019
Cash flows from operating activities:
Net income	$5,323,808	$14,991,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28,979,734	23,444,407
Amortization of debt issuance costs and discount on term loan	1,189,257	892,253
Provision for doubtful accounts	175,688	394,047
(Gain) Loss on sale of property and equipment	(315,276)	45,079
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(550,151)	1,107,237
Costs and profits in excess of billings	(10,042,041)	(15,597,883)
Prepaid expenses and other assets	(420,393)	(1,881,035)
Other long-term assets	49,202	(122,220)
Accounts payable, accrued and other liabilities	2,085,986	2,042,345
Billings in excess of costs and profits	2,503,909	2,794,441
Accrued state taxes	157,903	(82,020)

Net cash provided by operating activities	29,137,626	28,028,076

Cash flows from investing activities:
Acquisitions, net of cash acquired	(42,704,092)	(22,683,965)
Purchases of property and equipment	(13,314,920)	(18,626,129)
Proceeds from disposal of property and equipment	1,549,391	532,353

Net cash used in investing activities	(54,469,621)	(40,777,741)

Cash flows from financing activities:
Net (paydown) proceeds from line of credit	(6,500,000)	500,000
Proceeds from term loan	47,036,964	27,400,000
Member distributions	(4,325,365)	(228,268)
Principal payments on capital leases	(3,574,083)	(2,286,524)
Principal payments on term loan	(5,532,210)	(6,605,210)

Net cash provided by financing activities	27,105,306	18,779,998

Cash at beginning of year	6,572,608	542,275

Cash at end of year	$8,345,919	$6,572,608

Supplemental disclosure of cash flow information
Cash paid for interest	$8,098,552	$9,145,087
Cash paid for taxes	$499,469	531,423
Assets acquired under capital leases	$4,047,354	3,720,976
Issuance of equity in acquisition	$6,250,000	2,500,000

The accompanying notes are an integral part of these consolidated financial statements.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Future Telecom Holdings, LLC was formed on January 21, 2014. On September 8, 2016, Future Telecom Holdings, LLC changed its name to Future Infrastructure Holdings, LLC (the “Company”). The Company owns 100% of Future Infrastructure, LLC; Gardner Telecommunications, LLC; COMTRAC Services, LLC; Talus Development, LLC, Dakota Directional Drilling, LLC and its wholly owned subsidiary, Dakota Utility Contractors, LLC, and Pride Utility Construction Co., LLC, through its wholly owned subsidiary Future Telecom Purchaser, LLC (the “Purchaser”).

On January 1, 2020, the Company merged UtiliTex, LLC with Future Telecom, LLC and the surviving entity Future Telecom, LLC was renamed Future Infrastructure, LLC. In addition, the Company merged Fiber One, LLC with and into Gardner Telecommunications, LLC.

The Company is a utility infrastructure installation, maintenance and repair company serving customers in the telecommunications, gas utilities, specialty boring and civil construction industries throughout the Southwest and Southeast regions of the U.S.

On May 22, 2019, COMTRAC Services, LLC acquired FiberTech, Inc. for total consideration of $4.2 million, inclusive of acquisition related costs of $0.2 million. Total financing included borrowings of $3.0 million and cash from operations of $1.2 million.

On August 29, 2019, Purchaser acquired the equity interests of Talus Development, LLC for total consideration of $22.5 million, inclusive of acquisition related costs of $1.1 million. Total financing included borrowings of $19.9 million, management contributed equity of $2.5 million, and cash from operations of $0.1 million.

On February 5, 2020, Gardner Telecommunications, LLC acquired FOS Telecom LLC for total consideration of $1.8 million, inclusive of acquisition related costs of $0.2 million. Total financing included cash from operations of $1.6 million, and management contributed equity of $0.2 million.

On October 30, 2020, Purchaser acquired the equity interests of Pride Utility Construction Co., LLC for total consideration of $50.8 million, inclusive of acquisition related costs of $3.2 million. Total financing included borrowings of $44.8 million, and management contributed equity of $6.0 million.

Principles of Consolidation

The consolidated financial statements include the financial statements of Future Infrastructure Holdings, LLC and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Management believes the estimates used in preparing the consolidated financial statements are reasonable; however, actual results could differ from those estimates.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

Cash

The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risk on its cash. The Company has no cash equivalents at December 31, 2020 or 2019.

Fair Value of Financial Instruments

The Company follows the accounting guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The three levels of the fair value framework are as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.
Level 2 – Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3 – Unobservable inputs reflecting the reporting entity’s own assumptions or external inputs from inactive markets.

A financial asset or liability’s classification within the framework is determined based on the lowest level of input that is significant to the fair value measurement. The Company valued contingent consideration for acquisition related earn-outs (see Note 2 for details) using Level 3 inputs. The Company may be required, on a non-recurring basis, to adjust the carrying value of the Company’s contingent consideration.

The Company has reviewed its accounts receivable, accounts payable, and accrued liabilities and has determined their carrying values approximate fair value due to the short maturity of these instruments. Carrying value for debt is determined to approximate fair values based upon current interest rates for instruments with similar terms and remaining maturities.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the provision for bad debts. The allowance for doubtful accounts is evaluated on a regular basis by management and based on past experience and other factors, which, in management’s judgment, deserve current recognition in estimating possible bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amended its guidance on revenue recognition. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for interim and annual reporting periods beginning after December 15, 2018. The Company adopted this guidance on January 1, 2019, using the modified retrospective method of adoption with the cumulative effect recorded to retained earnings for all open contracts at the date of adoption.

The Company’s revenue is derived from contracts with customers. The appropriate accounting treatment for each contract is determined at its inception. Its contracts primarily relate to utility infrastructure installation, maintenance and repair services. Revenue is earned based upon fixed-price, unit-price, and time and material contracts.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

The Company accounts for a contract when: (i) it has approval and commitment from both parties; (ii) the rights of the parties are identified; (iii) payment terms are identified; (iv) the contract has commercial substance; and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met, and it has written authorization from the customer to proceed.

The Company recognizes revenue over time for the services it performs as (i) control continuously transfers to the customer as work progresses at a project location controlled by the customer and (ii) the Company has the right to bill the customer as costs are incurred.  Where the Company has a contractual right to payment for work performed to date, it recognizes revenue over time. If the Company does not have such a right, it recognizes revenue upon completion of the contract, when control of the work transfers to the customer.

Revenue is measured principally by the costs incurred and accrued to date for each contract as a percentage of the estimated total cost for each contract at completion. Contract costs include all direct materials, labor costs, equipment rental and subcontractors related to contract performance. The Company’s policy is to include all depreciation on equipment used in production and employee compensation expenses for direct and indirect production labor in cost of sales on the consolidated statements of income.

Changes in job performance, job conditions, estimated contract costs and profitability and final contract settlements may result in revisions to costs and income, and the effects of these revisions are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates may include subjective assessments and judgments.

Contracts typically provide for a schedule of billings on percentage of completion of specific tasks inherent in the fulfillment of the Company’s performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the consolidated statements of income can and usually does differ from amounts that can be billed to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceeds cumulative billings and unbilled receivables to the customer under the contract are reflected as a current asset in the Company’s consolidated balance sheets under the caption “Costs and profits in excess of billings”. Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized are reflected as a current liability in the Company’s consolidated balance sheets under the caption “Billings in excess of costs and profits”.

Payments are typically due from customers after the service has been provided. There are no significant financing components or variable consideration in current contracts. The Company generally has payment terms with its customers of between 30 and 90 days and has elected the practical expedient applicable to such contracts not to consider financing components. The Company has also elected to exclude sales, value-add, use, or other taxes collected from customers from revenue.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

Property and Equipment

Property and equipment are carried at cost. Depreciation is estimated over the useful lives of the assets on a straight-line basis. The rate of depreciation for financial reporting purposes is based on the following estimated useful lives:

Years
Buildings and leasehold improvements	15
Machinery and equipment	5-7
Office furniture and equipment	3-5

Expenditures for maintenance and repairs are expensed as incurred, while expenditures for renewal and betterments are capitalized. Upon retirement or replacement, the cost of capitalized assets and the related accumulated depreciation are eliminated with the resulting gain or loss recognized.

Identifiable Intangible Assets and Goodwill

Upon acquisition, identifiable intangible assets are recorded at fair value. Identifiable intangible assets with finite lives are amortized over their estimated useful lives.

Estimated useful lives for these identifiable intangible assets are as follows:

Intangible asset classification	Estimated useful life
Trademarks	2-15 years
Customer relationships	8 years
Not-to-compete covenants/agreements	5 years
Goodwill	10 years

Goodwill represents the excess of the cost of acquired businesses over fair value attributed to underlying net tangible assets and identifiable intangible assets.

The Company amortizes its goodwill over 10 years, and tests goodwill for impairment upon the occurrence of a triggering event indicating that the fair value of the Company might be less than its carrying amount. No triggering events were identified in 2020 or 2019. The Company recognized $8,602,850 and $6,582,779 of amortization of goodwill, which is included in amortization expense in the consolidated statements of income for the years ended December 31, 2020 and 2019, respectively.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, intangible assets and goodwill, subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheets and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated or amortized. There was no impairment of long-lived assets for the years ended December 31, 2020 and 2019.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

Sales Taxes

The Company applies the net basis for sales taxes imposed on its goods and services in its consolidated statements of income. It is required by the applicable governmental authorities to collect and remit sales taxes. Accordingly, such amounts are charged to the customer, collected, and remitted directly to the appropriate jurisdictional entity.

Major Customer Concentration

For the years ended December 31, 2020 and 2019, the Company earned 47% and 49% of its revenue from its top five customers, respectively. At December 31, 2020 and 2019, accounts receivable from these customers was 43% and 50% of its total accounts receivable, respectively.

Income Taxes

The Company files Form 1065, U.S. Partnership Return of Income, which is due on or before April 15 of each year, unless extended. All income or loss of the Company is passed through to the members. The members report their respective percentage of any income or loss on their respective federal income tax or information returns. The Company does pay franchise taxes, which are considered income taxes on the consolidated statements of income.

U.S. GAAP requires company management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company’s management has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2020, there are no uncertain positions taken or expected to be taken that would require recognition as a liability (or asset) or disclosure in the consolidated financial statements. The Company is subject to routine examinations by taxing authorities; however, there are currently no examinations for any tax periods in progress. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense and any penalties in operating expenses. The Company’s management believes they are no longer subject to income tax examinations for years prior to 2017.

The Company has not recognized any penalty, interest or tax impact related to uncertain tax positions as of and for the years ended December 31, 2020 and 2019.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

NOTE 2 - ACQUISITIONS

2020 Acquisitions

On February 5, 2020, Gardner Telecommunications, LLC acquired FOS Telecom LLC for total consideration of $1.8 million, inclusive of acquisition related costs of $0.2 million. Total financing included cash from operations of $1.6 million, and management contributed equity of $0.2 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at February 5, 2020:

Accounts receivable	$265,648
Property and equipment	274,100
Other assets	4,960
Current liabilities	(134)
Goodwill	1,104,661

Net assets acquired	$1,649,235

The excess purchase price over the net fair value of the identifiable tangible assets is $1.1 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

On October 30, 2020, Purchaser acquired the equity interests of Pride Utility Construction Co., LLC for total consideration of $50.8 million, inclusive of acquisition related costs of $3.2 million. Total financing included borrowings of $44.8 million, and management contributed equity of $6.0 million. The Company will also pay to the former owners of Pride up to $7.5 million in cash (“contingent consideration”), contingent on and based on Pride’s EBITDA (as defined in the Agreement) meeting certain thresholds set forth in the Agreement for the period beginning January 1, 2021 and ending on December 31, 2021. The contingent consideration has been preliminary recorded at $7.5 million. As we finalize our determination of the fair value of this contingency, the preliminary fair value is subject to adjustment when the valuation is completed.

This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

The Company allocated the purchase price to tangible assets and identifiable intangible assets acquired and liabilities assumed based upon the estimated fair values as of the closing date. The Company's evaluation of the facts and circumstances available as of October 30, 2020, to assign fair values to assets acquired and liabilities assumed is ongoing. As we complete further analysis of tangible assets, intangible assets and liabilities assumed, additional information impacting the assets acquired and the related allocation thereof, may become available. A change in information related to the net assets acquired may change the amount of the purchase price assigned to goodwill, and, as a result, the preliminary fair values set forth below are subject to adjustments when additional information is obtained and valuations are completed.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

Provisional adjustments, if any, will be recognized during the reporting period in which the adjustments are determined. We expect to finalize the purchase price allocation as soon as practicable, but no later than one year from the acquisition date. The following table summarizes the Company's best initial estimate of the aggregate fair value of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$383,545
Accounts receivable	8,590,916
Other current assets	3,356,977
Property and equipment	6,047,600
Current liabilities	(4,891,697)
Long term liabilities	(7,500,000)
Intangible assets	2,000,000
Goodwill	39,609,581

Net assets acquired	$47,596,922

The excess purchase price over the net fair value of the identifiable tangible and intangible assets is $39.6 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition. The weighted-average amortization period is 2 years for trademarks and 10 years for goodwill.

2019 Acquisitions

On May 22, 2019, COMTRAC Services, LLC acquired FiberTech, Inc. for total consideration of $4.2 million, inclusive of acquisition related costs of $0.2 million. Total financing included borrowings of $3.0 million and cash from operations of $1.2 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at May 22, 2019:

Accounts receivable	$1,161,182
Property and equipment	616,350
Other assets	86,983
Current liabilities	(141,292)
Goodwill	2,232,882

Net assets acquired	$3,956,105

The excess purchase price over the net fair value of the identifiable tangible assets is $2.2 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

On August 29, 2019, Purchaser acquired the equity interests of Talus Development, LLC for total consideration of $22.5 million, inclusive of acquisition related costs of $1.1 million. Total financing included borrowings of $19.9 million, management contributed equity of $2.5 million, and cash from operations of $0.1 million. This acquisition will broaden and enhance the service capabilities and customer base of the Company and provide substantial revenue growth opportunities.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

The allocation of the total purchase price to tangible assets and liabilities was based upon the estimated fair value of those assets as of the closing date. The Company allocated the excess of purchase price over the net tangible assets to goodwill. The following summarizes the allocation of the acquisition cost at August 29, 2019:

Cash	$203,327
Accounts receivable	2,451,611
Other current assets	820,000
Property and equipment	2,091,273
Current liabilities	(600,205)
Goodwill	16,455,103

Net assets acquired	$21,421,109

The excess purchase price over the net fair value of the identifiable tangible and intangible assets is $16.4 million and has been assigned to goodwill. Goodwill ascribed to this business combination relates to intangible assets that do not qualify for separate recognition.

NOTE 3 - ACCOUNTS RECEIVABLE

Changes in the Company’s allowance for doubtful accounts are as follows:

	2020	2019
Beginning balance	$700,000	$349,525
Bad debt expense	175,688	394,047
Accounts written off	(39,390)	(43,572)

Ending balance	$836,298	$700,000

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2020	2019
Buildings and leasehold improvements	$6,087,917	$5,910,047
Machinery and equipment	103,216,411	82,442,443
Office furniture and equipment	2,398,489	2,194,367
	111,702,817	90,546,857
Less: accumulated depreciation	(50,663,809)	(33,712,619)
	61,039,008	56,834,238
Land	803,227	813,607

Total property and equipment, net	$61,842,235	$57,647,845

Depreciation expense for the years ended December 31, 2020 and 2019 was $18,255,469 and $14,830,172, respectively.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

NOTE 5 - INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following at December 31, 2020:

	Cost	Accumulated amortization	Net intangibles
Not-to-compete covenants/agreements	$370,000	$370,000	$-
Trademarks	5,200,000	1,566,340	3,633,660
Customer relationships	14,400,000	11,530,651	2,869,349

Total intangible assets	$19,970,000	$13,466,991	$6,503,009

Goodwill	$118,264,896	$23,676,796	$94,588,100

Intangible assets consisted of the following at December 31, 2019:

	Cost	Accumulated amortization	Net intangibles
Not-to-compete covenants/agreements	$370,000	$370,000	$-
Trademarks	3,200,000	1,186,340	2,013,660
Customer relationships	14,400,000	9,730,651	4,669,349

Total intangible assets	$17,970,000	$11,286,991	$6,683,009

Goodwill	$77,457,936	$15,132,530	$62,325,406

Amortization expense for the years ended December 31, 2020 and 2019 was $10,724,266 and $8,614,235, respectively.

Changes in the Company’s gross amount of goodwill is as follows:

Beginning balance at January 1, 2020	$77,457,936
Add: Goodwill recognized related to purchase of Talus Development	92,718
Add: Goodwill recognized related to purchase of FOS Telecom	1,104,661
Add: Goodwill recognized related to purchase of Pride Utility Construction Co.	39,609,581

Ending balance at December 31, 2020	$118,264,896

Estimated amortization expense for each of the next five years is as follows at December 31, 2020:

2021	$14,839,821
2022	13,942,503
2023	12,039,821
2024	11,346,607
2025	11,053,028

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

NOTE 6 - PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets are comprised of the following at December 31, 2020 and 2019:

	2020	2019
Prepaid insurance	$3,193,691	$3,108,917
Employee advances	115,678	130,626
Other	1,421,226	949,614

	$4,730,595	$4,189,157

NOTE 7 - ACCRUED LIABILITIES AND OTHER LIABILITIES

Accrued liabilities are comprised of the following at December 31, 2020 and 2019:

	2020	2019
Accrued payroll, related taxes, and employee benefits	$4,902,889	$3,184,233
Accrued expenses	1,787,874	319,074
Accrued interest payable	91,511	107,418
Accrued sales, use, and property taxes	654,877	190,080
Customer deposits	629,052	-

	$8,066,203	$3,800,805

Other liabilities include $171,427 owed to related parties, as described in Note 11, at December 31, 2019.

Other long-term liabilities include $1,365,591 for the employer's share of Social Security taxes deferred under the Coronavirus, Aid, Relief and Economic Security Act (CARES Act).

NOTE 8 - LEASES

The Company leases certain equipment and office space under the terms of noncancelable operating and capital lease agreements expiring through 2029. Rent expense for operating leases for the years ended December 31, 2020 and 2019 totaled $4,699,058 and $4,343,042, respectively.

Future minimum lease payments on noncancelable operating leases as of December 31, 2020 are as follows:

2021	$2,913,993
2022	2,283,097
2023	1,847,567
2024	1,061,055
2025	738,273
Thereafter	1,650,416

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

NOTE 9 - DEBT

On August 29, 2019, the Company modified an existing credit agreement with a bank to borrow an additional $27.4 million under the term loan to use in operations and in connection with the acquisition of Talus, as discussed in Note 2. On October 30, 2020, the Company modified the agreement to borrow an additional $47.5 million under the term loan to use in operations and in connection with the acquisition of Pride Utility, as discussed in Note 2. The term loan had an outstanding balance of $169.3 million and $127.4 million as of December 31, 2020 and 2019, respectively. Interest on outstanding borrowings under the term loan are payable monthly at the daily LIBOR rate, plus a margin, and was 4.5% and 5.8% at December 31, 2020 and 2019, respectively. Principal payments are due quarterly.

The modification to the credit agreement on August 29, 2019 transferred $7.5 million of borrowings from the line of credit to the term loan. The modification to the credit agreement on October 30, 2020 increased the line of credit from $20.0 million to $27.5 million. Borrowings on the line of credit were $9.0 million and $15.5 million as of December 31, 2020 and 2019, respectively. The terms of the credit agreement include an unused line fee as defined in the agreement. Interest on the outstanding advances is payable monthly at the daily LIBOR, plus a margin and was 4.5% and 5.7% at December 31, 2020 and 2019, respectively.

On November 3, 2020, the Company used the line of credit to guarantee an irrevocable letter of credit to be used as collateral for liability insurance claims. The letter of credit had an outstanding balance of $950,000 at December 31, 2020. The term loan and line of credit mature on May 4, 2022. The term loan and line of credit are secured by substantially all assets of the Company and are guaranteed by all the Company’s subsidiaries. The agreement contains certain covenants to be met by the Company.

A summary of the outstanding amounts of debt and capital leases were as follows as of December 31, 2020 and 2019:

	2020	2019
Term loan	$169,337,819	$127,370,029
Line of credit	9,000,000	15,500,000
Capital lease obligations	7,480,472	7,007,202
Less: discount	(1,022,287)	(1,414,587)
Less: unamortized deferred financing costs	(446,138)	(780,058)

Total debt	184,349,866	147,682,586
Less: current portion of long-term debt	(15,535,013)	(9,635,546)
Less: current portion of discount and unamortized deferred
financing costs	915,617	1,164,115

Long-term debt, net of current portion	$169,730,470	$139,211,155

The Company leases equipment from various companies under capital leases. The terms of the leases range from 48 to 60 months, with principal payments calculated on a straight-line basis and due monthly. Interest on the debt related to the equipment leases is payable monthly at a range of 0% to 7.7%.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

Machinery and equipment under capital leases were as follows as of December 31:

	2020	2019
Machinery and equipment under capital lease	$9,555,320	$8,805,299
Less: accumulated depreciation	(5,091,425)	(4,366,630)

	$4,463,895	$4,438,669

As of December 31, 2020, scheduled maturities of long-term debt and capital leases are as follows:

2021	$15,535,013
2022	167,686,241
2023	1,391,438
2024	918,213
2025	287,387

NOTE 10 - STOCK OPTIONS

The Company adopted the Future Telecom Holdings, LLC Management Incentive Plan Award Agreement (the “Plan”) that provides for the issuance of Class B Common Units. During 2020 and 2019, an additional 0 and 225,000 units, respectively, were authorized to be awarded as options. As of December 31, 2020 and 2019, there were 3,525,000 Class B Common Units of Future Infrastructure Holdings, LLC authorized to be awarded as options. Class B Common Units do not have voting rights. The exercise price of stock options granted under the Plan is equal to the fair market value of the Company’s common stock at the date of grant. Each grant is 100% performance vesting.

The performance-vested options only vest upon the sale of the Company, as defined per the Plan, subject to the employee remaining at the Company on the date of the sale of the Company. The performance-vested stock options do not expire. As a result of the contingent nature of the performance-vested stock options, no compensation expense has been recorded in the accompanying consolidated statements of income.

As of December 31, 2020 and 2019, the Company had issued 3,426,842 and 3,410,082 options, respectively, of Class B Common Units. There were no options vested or exercised for the year ended December 31, 2020 and 2019.

NOTE 11 - RELATED PARTY TRANSACTIONS

On January 24, 2014, the Company entered into a Master Services Agreement with Tower Arch Capital, LLC (“TAC”), whereby the Company will pay a quarterly management fee for financial advisory, consulting and other management services provided to the Company by TAC. The management fee for the years ended December 31, 2020 and 2019 was $1,746,669 and $1,363,797, respectively, and has been reflected as management fees in the accompanying consolidated statements of income. TAC also provides financial advisory services in conjunction with acquisitions. The financial advisory fee for the years ended December 31, 2020 and 2019 was $698,666 and $375,070, respectively, and has been reflected as acquisition costs in the accompanying consolidated statements of income. There are no amounts payable to TAC at December 31, 2020 and 2019.

Future Infrastructure Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2020 and 2019

In conjunction with the acquisition of Fiber One, LLC, the Company entered into an agreement with the former owner and current President of Fiber One, LLC whereby the Company would remit collections of certain accounts receivables to him. At December 31, 2019, the Company accrued $171,427 for this obligation, which is included in other liabilities on the accompanying consolidated balance sheets.

The Company leases space from a company owned by an executive of the Company. The lease ends in 2021 and has terms and conditions typical of similar leases of office space. The Company paid rent of $892,746 and $729,769 under this lease during 2020 and 2019, respectively.

The Company leases a home from a company owned by an executive of the Company that is used as corporate housing for an employee of the Company. The lease ends in 2020 and has terms and conditions typical of similar leases of corporate housing. The Company paid rent of $26,400 per year under this lease during 2020 and 2019.

On December 18, 2018, the Company entered into a facility lease from a company owned by an executive of the Company. The lease ends in 2023 and has terms and conditions typical of similar leases of office space. The Company paid rent of $174,858 per year under this lease during 2020 and 2019.

On August 29, 2019, the Company entered into a facility lease from a company owned by an executive of the Company. The lease ends in 2024 and has terms and conditions typical of similar leases of office space. The Company paid rent of $180,000 and $75,000 during 2020 and 2019, respectively.

On October 30, 2020, the Company entered into a facility lease from a company owned by executives of the Company. The lease ends in 2025 and has terms and conditions typical of similar leases of office space. The Company paid rent of $30,000 during 2020.

NOTE 12 - EMPLOYEE BENEFIT PLAN

The Company has a Section 401(k) contributory plan for the benefit of all eligible company employees who elect to participate with discretionary employer matching contributions. The effective date of this plan was January 1, 2019. The Company made matching contributions to the 401(k) plan of $1,363,971 and $537,980 for the years ended December 31, 2020 and 2019, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

NOTE 14 - SUBSEQUENT EVENTS

On January 14, 2021, the Company was acquired by Primoris Services Corporation in an all-cash transaction valued at $620 million. The transaction expands the Primoris’ utility services capabilities and directly aligns with Primoris’ strategy to grow in large, higher-growth, higher-margin markets.

Management has evaluated subsequent events through March 9, 2021, the date which the consolidated financial statements were available to be issued.